EXHIBIT 10.1
FIRST AMENDMENT TO
SILA REALTY TRUST, INC. DEFERRED STOCK AWARD AGREEMENT

This First Amendment to Sila Realty Trust, Inc. Deferred Stock Award Agreement (the “Amendment”) is entered into on this ____ day of __________, 2021, by ____________________ (the “Participant”) and SILA REALTY TRUST, INC., a Maryland corporation (the “Company”).
RECITALS
WHEREAS, on ____________________, the Participant and the Company entered into the Sila Realty Trust, Inc. Deferred Stock Award Agreement (the “Agreement”);
WHEREAS, the Company intended for the Agreement to provide for the Participant to receive a Dividend Equivalent credit equal to any normal cash dividend, special cash dividend or special cash distribution declared by the Company with respect to its shares of Common Stock for each outstanding Deferred Stock Unit, however, due to an inadvertent omission, the Agreement did not include a Dividend Equivalent credit with respect to any special cash dividend or special cash distribution; and
WHEREAS, the Company and the Participant desire to amend the Agreement to provide for the Participant to receive a Dividend Equivalent credit equal to any normal cash dividend, special cash dividend or special cash distribution declared by the Company with respect to its shares of Common Stock for each outstanding Deferred Stock Unit, including the special cash distribution declared by the Company with respect to the Company’s stockholders of record as of the close business on July 26, 2021.
NOW, THEREFORE in consideration of the foregoing recitals, and the affirmation of the existing mutual promises and covenants contained in the Agreement, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Participant and the Company agree as follows;
1.The recitals set forth above are true and correct.
2.The Effective Date of this Amendment shall be the date first above written regardless of when the last party hereto signs this Amendment.
3.Section 1.4 of the Agreement is hereby amended in its entirety to read as follows:
1.4 Rights as Stockholder; Dividend Equivalents & Voting Rights. The Participant (or any subsequent transferee) shall have no rights as a Stockholder with respect to any Deferred Stock Units until shares are issued pursuant to Section 1.3. The Participant shall be entitled to Dividend Equivalents with respect to the Vested Deferred Stock Units, as described herein. If the Company declares a normal cash dividend, special cash dividend or special cash distribution on its shares of Common Stock and the record date of such normal cash dividend, special cash dividend or special cash distribution is on or after the Award Date and on or before the date shares of Common Stock are issued pursuant to Section 1.3 in respect of any Vested Deferred Stock Units, the Participant (or any subsequent transferee) shall receive a Dividend Equivalent credit equal to such normal cash dividend, special cash dividend or special cash distribution for each outstanding Deferred Stock Unit. Any such Dividend Equivalent credits shall be accumulated (without interest) and shall be subject to the same terms and conditions as are applicable to the Deferred Stock Units to which the Dividend Equivalents relate, including, without limitation, the restrictions on transfer, forfeiture, vesting and payment provisions contained in this Agreement. For avoidance of doubt, Dividend Equivalents shall be paid in cash on the date the Vested Deferred Stock Units to which they relate are converted into shares of Common Stock and they shall only be paid with respect to Vested Deferred Stock Units. Furthermore, for the avoidance of doubt, the Participant shall receive a Dividend Equivalent credit for each outstanding Deferred Stock Unit equal to the special cash distribution declared by the Company with respect to the Company’s stockholders of record as of the close business on July 26, 2021. Any dividends or distributions paid in the form of Common Stock of the Company or other securities shall be considered additional Deferred Stock Units and shall be subject to all terms and provisions of this Agreement as the underlying Deferred Stock Units. The Participant (or any subsequent transferee) shall have all voting rights applicable to shares of Common Stock for which the record date is on or after the date the shares are issued pursuant to Section 1.3. The Participant (or any subsequent transferee) shall have no rights whatsoever (dividend, voting or otherwise) with respect to Deferred Stock Units that are forfeited.

4.    Except as amended and modified hereby, all of the terms, provisions and conditions of the Agreement are hereby ratified and affirmed and shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and it shall be effective as of the date and year first above written.
                            Participant:
                            __________________________________

                            Date: _______________

Company:

Sila Realty Trust, Inc.

                            By:_________________________________

                            Its:_______________________

                            Date: ___________________

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